              Consent of Independent Certified Public Accountants



Genesis Health Ventures, Inc.
148 West State Street
Kennett Square, Pennsylvania 19348

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of Form S-8 dated September 12, 1996, for the registration of 750,000 shares of your common stock, of our report dated August 20, 1996, relating to the consolidated financial statements of Geriatrics & Medical Companies, Inc. as of May 31, 1996 and for each of the years in the two-year period ended May 31, 1996 included in the Genesis Health Ventures, Inc.'s current report on Form 8-K/A dated July 11, 1996 filed with the Securities and Exchange Commission.

We also consent to us being named as "Experts" in the Prospectus.




                                                            BDO Seidman, LLP




Philadelphia, Pennsylvania
September 30, 1996

              Consent of Independent Certified Public Accountants



Genesis Health Ventures, Inc.
148 West State Street
Kennett Square, Pennsylvania 19348

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of Form S-3 dated September 12, 1996, for the registration of 159,499 shares of your common stock, of our report dated August 20, 1996, relating to the consolidated financial statements of Geriatrics & Medical Companies, Inc. as of May 31, 1996 and for each of the years in the two-year period ended May 31, 1996 included in the Genesis Health Ventures, Inc.'s current report on Form 8-K/A dated July 11, 1996 filed with the Securities and Exchange Commission.

We also consent to us being named as "Experts" in the Prospectus.




                                                            BDO Seidman, LLP




Philadelphia, Pennsylvania
September 30, 1996